UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 05/08/2007

Encorium Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-21145

Delaware	56-1668867
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Glenhardie Corporate Center,

1275 Drummers Lane, Suite 100, Wayne, Pennsylvania 19807

(Address of principal executive offices, including zip code)

610-975-9533

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01. Entry into a Material Definitive Agreement

On May 8, 2007, Encorium Group, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Capital Ventures International and Enable Growth Partners, LP (the “Purchasers”) pursuant to which on May 9, 2007 the Company issued and sold in a private placement (the “Offering”) 1,748,252 shares of its common stock (the “Shares”), $0.001 par value (the “Common Stock”), at a price of $2.86 per Share and warrants (the “Warrants”) to purchase an aggregate of 874,126 shares of Common Stock (the “Warrant Shares”), at an exercise price of $4.12 per share for a period of five years, commencing six months from the date of issuance. The Warrants provide the Purchasers with certain anti-dilution protection as described in the Warrants.

The Offering resulted in aggregate gross proceeds to the Company of $5 million, before deducting commissions, fees and expenses. The net proceeds of the transaction are expected to be used to fund organic expansion and, as opportunities arise, for complementary acquisitions, as well as for general corporate purposes and working capital.

In addition to the Purchase Agreement, on May 9, 2007, the Company and the Purchasers also entered into a registration rights agreement (the “Registration Rights Agreement”). Among other things, the Registration Rights Agreement requires the Company to file a registration statement under the Securities Act of 1933 (the “Act”) covering the resale of the Shares and the Warrant Shares by the Purchasers (the “Registration Statement”) within 30 days following the closing of the Offering (the “Filing Deadline”), and to cause the Registration Statement to be declared effective upon the earlier of (i) 60 days following the closing in the event the Registration Statement is not subject to review by the Securities and Exchange Commission (the “SEC”), (ii) 90 days following the closing of the Offering in the event SEC reviews and provides comments to the registration statement, or (iii) the date which is five business days after the Company learns that no review of the Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on the Registration Statement (the “Effectiveness Deadline”). In the event the Company does not file the Registration Statement by the Filing Deadline, the Registration Statement is not declared effective by the SEC by the Effectiveness Deadline, or ar after effectiveness of the Registration Statement is not available for use by the Purchasers (other than in certain limited circumstances described in the Registration Rights Agreement), the Company is required to pay damages in cash equal to 1% of the aggregate purchase price paid by the Purchasers on the day of the failure and 2% of the aggregate purchase price paid by the Purchasers on each thirtieth day after the failure.

In connection with the Offering, on February 13, 2007, the Company entered into a letter agreement with Savvian Advisors LLC (the “Placement Agent”) whereby the Placement Agent agreed to act as placement agent in connection with the placement of the Shares and the Warrants. In consideration for its services, the Company has agreed to pay the Placement Agent a cash commission equal to 5% of the cash proceeds from the Offering.

The foregoing descriptions are qualified in their entirety by reference to the Securities Purchase Agreement, the Registration Rights Agreement, and the Form of Warrant that are attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively, and are incorporated herein by reference. Attached hereto as Exhibit 99.1 and incorporated herein by reference is a press release dated May 9, 2007.

Item 3.02. Unregistered Sales of Equity Securities

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 3.02.

The Shares and the Warrants sold and issued on May 9, 2007 were not registered under the Act. For these issuances, the Company relied on the exemption from federal registration under Section 4(2) of the Act and/or Regulation D promulgated under the Act (“Regulation D”), based on the Company’s belief that the offer and sale of the Shares and Warrants has and will not involve a public offering, as each investor was “accredited”, as such term is defined in Regulation D, and no general solicitation has been involved in the Offering. The unregistered Shares and the Warrants acquired by the Purchasers are and will be subject to applicable securities laws relating to any disposition of the Shares, the Warrants or the Warrant Shares, including, without limitation, the resale restrictions imposed by Rule 144 promulgated under the Act. The certificates representing the Shares and Warrants issued contained a customary restrictive legend.

Item 8.01. Other Events

On May 9, 2007, the Company issued a press release announcing the Offering. A copy of such press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Securities Purchase Agreement, dated as of May 8, 2007 by and among Encorium Group, Inc., Capital Ventures International, and Enable Growth Partners, LP.

10.2	Registration Rights Agreement dated as of May 9, 2007 by and among Encorium Group, Inc., Capital Ventures International, and Enable Growth Partners, LP.

10.3	Form of Warrant issued May 9, 2007.

99.1	Press Release dated May 9, 2007

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Encorium Group, Inc.

Date: May 14, 2007	By:	/s/ Lawrence R. Hoffman
Lawrence R. Hoffman
Executive Vice President, General Counsel,
Secretary and Chief Financial Officer